SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                FEBRUARY 16, 2000

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission              IRS Employer
jurisdiction                      File Number             Identification
of incorporation                                          Number

Delaware                            1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On February 16, 2000 registrant issued a press release entitled "Halliburton Acquires Remaining PES Shares," pertaining to, among other things, the announcement that registrant has declared unconditional its offer to acquire the approximately 74 percent of PES (International) Limited shares not currently owned by registrant. Holders owning 100 percent of the PES shares not already owned by registrant have accepted the offer. PES will become a wholly-owned subsidiary of registrant following the registration of such shares. Registrant is exchanging its common stock for the 74 percent of the PES shares to be acquired by registrant and will issue 1,241,626 shares of common stock to the former PES shareholders. Those shareholders will also receive rights for additional consideration of 845,676 to 2,114,236 shares of registrant's common stock over the next 30 to 36 months.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated February 16, 2000.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    February 17, 2000             By:  /s/ Susan S. Keith
                                          ------------------------------------
                                                Susan S. Keith
                                                Vice President and Secretary






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                                  EXHIBIT INDEX

Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 7
                           February 16, 2000
                           Incorporated by Reference











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